UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ] Definitive Information Statement

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Name of Registrant as Specified In Charter)

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Philip Magri, Esq.

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2642 NE 9th Avenue

Fort Lauderdale, FL 33334

(646) 502-5900

pmagri@magrilaw.com

www.magrilaw.com

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BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

4045 Sheridan Ave, Suite 239

Miami, FL 33140

(888) 963-7881

www.bpsrhealth.com

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June ____, 2017 to the holders of record of the outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), of Biotech Products Services and Research, Inc., a Nevada corporation (the “Company”), as of the close of business on June 7, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated the Record Date the “Written Consent”), by the holders of 100 outstanding shares of Series A Non-Convertible Preferred Stock, representing approximately 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Biotech Products Services and Research, Inc. and its subsidiaries.

On the Record Date, the Board of Directors of the Company (the “Board”) and Majority Stockholders approved of the following corporate action (the “Corporate Action”) by Written Consent:

●	To amend the Articles of Incorporation of the Company to increase the authorized amount of Common Stock of the Company from Twenty Hundred Fifty Million (250,000,000) to Seven Hundred Fifty Million (750,000,000), without changing the par value (the “Authorized Capital Increase”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve of the Authorized Capital Increase. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate the effective date of the Corporate Action to be June ____, 2017.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Date: June ____, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
Chairman of the Board, Chief Executive Officer and President

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BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

4045 Sheridan Ave, Suite 239

Miami, FL 33140

(888) 963-7881

www.bpsrhealth.com

GENERAL INFORMATION

This Information Statement is being first mailed on or about June ____, 2017 to the stockholders of the Company by the Board to provide material information regarding the Corporate Action that has been approved by the Written Consent of the Board and Majority Stockholders. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future, you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR AN INFORMATION STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE AUTHORIZED CAPITAL INCREASE BY THE BOARD AND THE MAJORITY STOCKHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Articles of Incorporation to effectuate the Authorized Capital Increase requires the affirmative vote or written consent of the supermajority of the board of directors and the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 111,464,982 shares of Common Stock issued and outstanding. There are also 400 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding. The outstanding shares of the Series A Preferred Stock vote on a share for share basis with our Common Stock on any matter, including but not limited to, the Corporate Action. The outstanding shares of Series A Preferred Stock vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one share of Series A Preferred Stock is outstanding, the outstanding shares of Series A Preferred Stock shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the stockholders of the Company or action by written consent of the stockholders of the Company. Each outstanding share of the Series A Preferred Stock represents its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. All of the outstanding shares of our Series A Preferred Stock are owned by Albert Mitrani, Dr. Maria I. Mitrani, Dr. Bruce Werber and Ian T. Bothwell, all of whom are executive officers and members of the Board of Directors. Also, Albert Mitrani is married to Dr. Maria I. Mitrani.

On the Record Date, our Board of Directors and the Majority Stockholders adopted a resolution approving the Authorized Capital Increase. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Action. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

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AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SOTCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), currently authorizes the maximum number of shares outstanding at any time shall be Two Hundred Fifty Million (250,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock. On the Record Date, the Board of Directors and Majority Stockholders approved an amendment to the Articles of Incorporation (the “Authorized Shares Amendment”) of the Company to increase the authorized Common Stock of the Company to Seven Hundred Fifty Million (750,000,000) shares of Common Stock. There will be no change to the number of authorized shares of shares of “blank check” Preferred Stock and the $0.001 per share par value of the Company’s Common Stock and Preferred Stock will remain unchanged.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Common Stock

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law or, by the Articles of Incorporation of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation does not provide for cumulative voting in the election of directors.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to issue up to Ten Million (10,000,000) shares of “blank check” preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the Nevada Revised Statutes.

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Series A Non-Convertible Preferred Stock

On November 1, 2016, the Company filed a Certificate of Designation with the Secretary of State of Nevada therein designating out of the Ten Million (10,000,000) authorized “blank check” shares of Preferred Stock, a class of Preferred Stock as “Series A Non-Convertible Preferred Stock” consisting of 100 shares (“Series A Certificate of Designation”), all of which were issued to Albert Mitrani, the Chief Executive Officer, President and Chairman of the Company.

On March 2, 2017, the Company filed an amendment to Series A Certificate of Designation, therein increasing the authorized class from 100 shares to 400 shares, and issued 100 shares to each of Dr. Bruce Werber, Mr. Ian T. Bothwell, and Dr. Maria I. Mitrani.

Set forth below is a summary of the Series A Certificate of Designation, as amended.

Voting

Generally, the outstanding shares of Series A Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Non-Convertible Preferred Stock outstanding, and as long as at least one share of Series A Non-Convertible Preferred Stock is outstanding, such shares shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Non-Convertible Preferred Stock.

Dividends

The holders of shares of Series A Non-Convertible Preferred Stock shall not be entitled to receive any dividends.

Ranking

The Series A Non-Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Company, and any other class or series of stock of the Company which by its terms shall rank junior to the Series A Non-Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Company and any other class or series of stock of the Company which by its term shall rank senior to the Series A Non-Convertible Preferred Stock.

So long as any shares of Series A Non-Convertible Preferred Stock are outstanding, the Company shall not alter or change any of the powers, preferences, privileges or rights of the Series A Non-Convertible Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Non-Convertible Preferred Stock, as to changes affecting the Series A Non-Convertible Preferred Stock.

Redemption

The shares of the Series A Non-Convertible Preferred Stock are not redeemable.

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Protection Provisions

So long as any shares of Series A Non-Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Non-Convertible Preferred Stock:

(a)	alter or change the rights, preferences or privileges of the Series A Non-Convertible Preferred Stock;

(b)	alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Non-Convertible Preferred Stock;

(c)	create any new class or series of capital stock having a preference over the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Senior Securities”);

(d)	create any new class or series of capital stock ranking pari passu with the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Pari Passu Securities”);

(e)	increase the authorized number of shares of Series A Non-Convertible Preferred Stock;

(f)	issue any shares of Series A Non-Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

(g)	issue any additional shares of Senior Securities; or

(h)	redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

Merger, Consolidation, Etc.

If at any time or from time to time there shall be (i) a merger, or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which in excess of 50 percent of the Company’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Non-Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization.

Reasons for the Corporate Action

The Board has decided to increase the Company’s authorized Common Stock for the following reasons:

1.	The Company needs to increase its authorized Common Stock to accommodate the holders of outstanding warrants and convertible preferred stock. As of the Record Date, there were 111,464,984 shares of Common Stock issued and outstanding and 158,137,484 shares of Common Stock issuable upon the exercise of outstanding warrants, on a fully-diluted basis. Also, as previously disclosed by the Company on a Form 8-K filed with the Securities and Exchange Commission on March 15, 2017, on March 8, 2017, Mint Organics, Inc., a subsidiary of the Company (“Mint Organics”), issued 300 shares of Series A Preferred Stock of Mint Organics (the “Mint Organics Series A Preferred Stock”) and a warrant exercisable for up to 300,000 shares of BPSR Common Stock to two investors, Peter Taddeo and Wayne Rohrbaugh, affiliates of the Company. Starting March 8, 2018, the Mint Organics Series A Preferred Stock are convertible into shares of BPSR Common Stock, based on the $1,000 stated value of the Series A Preferred Stock divided by the average trading price of BPSR common stock for the ten trading days prior the conversion date. The Company does not currently have a sufficient amount of Common Stock available in the event all of the warrants are exercise and the Mint Organics Series A Preferred Stock are converted by the holders thereof.

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2.	As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017, on March 29, 2017, the Company entered into a Securities Purchase Agreement, dated March 29, 2017 (the “SPA”), with an unaffiliated “accredited investor” (the “Agent”), Dr. Bruce Werber, the Company’s Chief Operating Officer and a member of the Board of Directors of the Company (“Werber”), and Ian T. Bothwell, the Company’s Chief Financial Officer and member of the Board of Directors (“Bothwell”) (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). The transactions contemplated by the SPA were consummated on April 3, 2017.

Pursuant to the SPA, the Purchasers purchased a 10% Original Issue Discount Convertible Secured Promissory Note and Guarantee in the principal amount of up to $1,666,667, corresponding to a subscription amount of up to $1,500,000 (the “Note”). The purchase of the Note is to occur in several tranches (each a “Tranche”) pursuant to the terms and conditions of the SPA.

Pursuant to the terms of the Note, at any time after the six (6) month anniversary of the issuance date of the Note until the Note is no longer outstanding, any outstanding principal portion of the Note shall be convertible, in whole or in part, into shares of Common Stock at the option of each Purchase; provided, however, that the Agent shall not have the right to convert any portion of the Note that would result in the Agent beneficially owning more than 4.99% of the Company’s outstanding Common Stock after giving effect to such conversion and Werber and Bothwell shall not be permitted to convert any amount due under the Note until the Agent is repaid (whether in cash or in Common Stock) all amounts (including without limitation, principal and interest) due under the Note.

Under the Note, the Company is required, at all times during the period that the Note is convertible, to reserve from its authorized and unissued Common Stock, three (3) times the number of shares of Common Stock issuable upon the full conversion of the Note (based on the then Conversion Price in effect from time to time) and to irrevocably instruct the Company’s transfer agent to issue certificates for the Common Stock issuable upon the conversion of the Note. Therefore, we are required to increase the authorized Common Stock to have a sufficient amount of Common Stock reserved for issuance under the Note.

3.	To have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with future financings and/or acquisition transactions. The Company is not currently a party to any definitive financing or acquisition agreements.

Effect of Authorized Capital Increase

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the Board has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

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Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about June ____, 2017.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Corporate Action as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Corporate Action that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Biotech Products Services and Research, Inc., 4045 Sheridan Avenue, Suite 239, Miami, FL 33140.

	Common Stock			Series A Preferred Stock
Name:	Amount		Percent of Class (1)	Amount		Percent of Class (2)
Officers/Directors:
Albert Mitrani -CEO, President and Chairman	97,955,190	(3)	72.39%	200	(4)	50%

Ian T. Bothwell -CFO, Director	50,001,111	(5)	31.16%	100		25%

Dr. Bruce Werber -COO, Director	54,300,000	(6)	32.96%	100		25%

Dr. Maria I. Mitrani -CSO, Director	97,955,190	(7)	72.39%	200	(8)	50%

Terrell Suddarth -CTO, Director	14,751,667	(9)	11.69%	0		—

Peter Taddeo -Director	1,150,000	(10)	1.03%	0		—

All Officers & Director as a group (6 persons)	218,157,968	(11)	86.39%	400		100%

5% Stockholders (12)

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(1)	Based on 111,464,984 shares of Common Stock issued and outstanding as of the Record Date.

(2)	Based on 400 shares of Series A Non-Convertible Preferred Stock issued and outstanding as of the Record Date. The outstanding shares of Series A Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series A Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Non-Convertible Preferred Stock.

(3)	Includes 23,850,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants owned by Dr. Maria Mitrani, Mr. Mitrani’s wife.

(4)	Includes 100 shares of Series A Preferred Stock held by Dr. Maria Mitrani, Mr. Mitrani’s wife.

(5)	Includes 49,001,111 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants.

(6)	Includes 53,300,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants.

(7)	Includes 23,850,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants and 74,105,190 shares of Common Stock held by Albert Mitrani, Dr. Mitrani’s husband.

(8)	Includes 100 shares of Series A Preferred Stock held by Albert Mitrani, Dr. Mitrani’s husband.

(9)	Includes 14,751,667 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants.

(10)	On May 17, 2017, Mr. Taddeo was issued an award of 1,000,000 restricted shares of Common Stock that vest on the earlier of (i) December 31, 2017 or (ii) Mint Organics’ receipt of a license to operate an MMTC. Also includes 150,000 shares of Common Stock issuable the upon exercise of Common Stock purchase warrants.

(11)	Includes 141,052,778 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants.

(12)	The Company has not received any filings by a third party indicating beneficial ownership of more than 5% of our outstanding voting capital stock (Common Stock and/or Series A Preferred Stock).

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at Biotech Products Services and Research, Inc., 4045 Sheridan Avenue, Suite 239, Miami, FL 33140.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the NRS or the Company’s Articles of Incorporation or By-Laws in connection with the Authorized Capital Increase.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

Dated: June ____, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

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Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Biotech Products Services and Research, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to increase the authorized common stock of the Corporation to Seven Hundred Fifty Million (750,000,000) shares, par value $0.001 per share. There is no change to the par value of the Common Stock or the authorized number or par value of the Preferred Stock.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4.	Effective date and time of filing: June ____, 2017

Signature: (required)

/s/ Albert Mitrani
Signature of Officer

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